Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (Novelis), hereby certifies that Novelis’ Quarterly Report on Form 10-Q for the period ended June 30, 2015 (Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Novelis.

/s/ Steven Fisher
Steven Fisher
President and Chief Executive Officer; Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)
Date: August 11, 2015
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Report.